Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292590

PROSPECTUS SUPPLEMENT DATED OCTOBER 20, 2026

TO THE PROSPECTUS DATED OCTOBER 15, 2026

13,900,000 Shares of Common Stock

7,659,237 Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

12,852,478 Shares of Common Stock Issuable Upon Exercise of the Warrants

Silvia, Inc.

This prospectus supplement updates and supplements the information contained in the prospectus dated October 15, 2026 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-292590) with the information contained in our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 20, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relates to 34,411,715 shares of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) the resale of up to 13,900,000 shares of our Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) the resale of up to 7,659,237 shares of Common Stock issuable upon conversion of the Convertible Notes (as defined below) by certain of the Selling Securityholders, and (iii) the issuance by the Company of up to 12,852,478 shares of Common Stock that are issuable upon the exercise of 12,852,478 warrants, including 12,499,978 public warrants (the “Public Warrants”) and 352,500 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”).

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “SVIA” and our Warrants are listed on the Nasdaq Capital Market under the symbol “SVIAW.” On October 20, 2026, the closing price of our Common Stock was $3.72 and the closing price for our Warrants was $0.47.

Our business and investment in our securities involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 20, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

SILVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42995	39-2767031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2

New York, New York

(Address of principal executive offices)

10022

(Zip code)

(305) 938-0912

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SVIA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SVIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, the Board of Directors (the “Board”) of Silvia, Inc., a Delaware corporation (the “Company”), and each of Kyle Wood, the Company’s Chief Legal Officer and Secretary, Megan Pacchia, the Company’s Chief Operating Officer, and Renae Cormier, the Company’s Chief Financial Officer, mutually agreed that each such officer will separate from the Company. The effective date of each such separation (each, a “Separation Date”) will be determined in accordance with the separation agreements entered into with each officer, as further described below. In connection with such separations, each of Mr. Wood, Ms. Pacchia and Ms. Cormier will cease to serve in all positions held with the Company and its subsidiaries as of his or her applicable Separation Date.

Each of Mr. Wood, Ms. Pacchia and Ms. Cormier is party to an employment agreement with the Company, copies of which were filed as Exhibits 10.24, 10.25 and 10.27, respectively, to Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company on October 20, 2025.

In connection with Mr. Wood’s separation, the Company and Mr. Wood entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Wood Separation Agreement”). Pursuant to the Wood Separation Agreement, subject to Mr. Wood’s execution of a general release of claims in favor of the Company, Mr. Wood will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 258,317 fully vested shares under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”), subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following his Separation Date or, if earlier, until he becomes eligible for coverage under another employer’s group health plan.

In connection with Ms. Pacchia’s separation, the Company and Ms. Pacchia entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Pacchia Separation Agreement”). Pursuant to the Pacchia Separation Agreement, subject to Ms. Pacchia’s execution of a general release of claims in favor of the Company, Ms. Pacchia will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 366,392 fully vested shares under the Plan, subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following her Separation Date or, if earlier, until she becomes eligible for coverage under another employer’s group health plan.

In connection with Ms. Cormier’s separation, the Company and Ms. Cormier entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Cormier Separation Agreement”). Pursuant to the Cormier Separation Agreement, subject to Ms. Cormier’s execution of a general release of claims in favor of the Company, Ms. Cormier will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 194,495 fully vested shares under the Plan, subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following her Separation Date or, if earlier, until she becomes eligible for coverage under another employer’s group health plan.

The foregoing summaries of the Wood Separation Agreement, Pacchia Separation Agreement, and Cormier Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each separation agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On October 20, 2026, the Board appointed Catalina Abbey to serve as the Company’s interim Chief Financial Officer, effective as of Ms. Cormier’s Separation Date. Ms. Abbey is expected to serve in this interim capacity until a successor Chief Financial Officer is duly elected or appointed by the Board, or until her earlier resignation or removal.

In connection with Ms. Abbey’s appointment, the Company and Ms. Abbey entered into an employment agreement, dated October 20, 2026 (the “Abbey Employment Agreement”). Pursuant to the Abbey Employment Agreement, Ms. Abbey will receive an annual base salary of $200,000 and will be eligible to receive annual grants of time-based restricted stock units under the Plan with a grant date fair value (as determined by the Board or its compensation committee) of $200,000 per year, subject to her continued employment with the Company through the applicable grant date. Any such awards will vest in equal quarterly installments over the twelve (12) month period following the applicable grant date, subject to Ms. Abbey’s continuous employment with the Company and good standing through each applicable vesting date.

The foregoing description of the Abbey Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Abbey Employment Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Abbey, age 45, has served as Chief Financial Officer of ProCap Acquisition Corp, a special purpose acquisition company and an affiliate of the Company, since February 2025, and as Chief Financial Officer of APFO Inc. - Family Office and Professional Capital Management, an investment firm, since October 2022. Previously, Ms. Abbey served as Director of Finance at Grant Cardone Enterprises from October 2020 to October 2022, and as a Director at Invoke LLC from February 2019 to October 2022. Earlier in her career, she served as Senior Vice President of Finance for the U.S. and Europe at VVIG, Inc. from May 2015 to May 2019 and as Financial Executive for the U.S. and Latin America at Envirotek Realty Group from August 2013 to May 2015. Ms. Abbey holds a Master of Business Administration, a Master of Accounting and a Bachelor of Business Administration, is a Certified Management Accountant (CMA) and Certified in Strategy and Competitive Analysis (CSCA) and has passed the Series 65 Uniform Investment Adviser Law Examination.

There are no arrangements or understandings between Ms. Abbey and any other person pursuant to which Ms. Abbey was appointed as interim Chief Financial Officer. There are no family relationships between Ms. Abbey and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Abbey and the Company.

On October 20, 2026, the Board appointed Caroline Hennigar to serve as the Company’s Chief Operating Officer (principal operating officer), effective as of Ms. Pacchia’s Separation Date.

In connection with Ms. Hennigar’s appointment, the Company and Ms. Hennigar entered into an employment agreement, dated October 20, 2026 (the “Hennigar Employment Agreement”). Pursuant to the Hennigar Employment Agreement, Ms. Hennigar will receive an annual base salary of $250,000 and will be eligible to receive annual grants of time-based restricted stock units under the Plan with a grant date fair value (as determined by the Board or its compensation committee) of $150,000 per year, subject to her continued employment with the Company through the applicable grant date. Any such awards will vest in equal quarterly installments over the twelve (12) month period following the applicable grant date, subject to Ms. Hennigar’s continuous employment with the Company and good standing through each applicable vesting date.

The foregoing description of the Hennigar Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hennigar Employment Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Hennigar, age 35, has served as Managing Director at Professional Capital Management, an investment management firm, since June 2025, where she oversees strategic initiatives, partnerships and special projects and supports special purpose acquisition company and capital markets transactions. Since 2021, Ms. Hennigar has worked alongside Mr. Pompliano across businesses in investment management, media and events. She also co-founded Polymer, an events business that produces major investor conferences. Previously, Ms. Hennigar served as Senior Director of Marketing at Condé Nast, where she led marketing strategy for major enterprise accounts across publications including Vogue, GQ and Allure. Earlier in her career, she held brand strategy positions at Ogilvy & Mather and Erwin Penland, where she worked on national campaigns for global brands. Ms. Hennigar holds a Bachelor of Arts in Psychology from Emory University.

There are no arrangements or understandings between Ms. Hennigar and any other person pursuant to which Ms. Hennigar was appointed as Chief Operating Officer. There are no family relationships between Ms. Hennigar and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Hennigar and the Company.

Item 7.01 Regulation FD Disclosure.

On October 20, 2026, the Company issued a press release announcing a cost-cutting initiative that is expected to result in more than $10 million in savings to the Company. The press release details that the initiative includes personnel cuts and the addition of executive team members, including those identified in this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Kyle Wood.
10.2	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Megan Pacchia.
10.3	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Renae Cormier.
10.4	Employment Agreement, dated October 20, 2026, by and between Silvia, Inc. and Catalina Abbey.
10.5	Employment Agreement, dated October 20, 2026, by and between Silvia, Inc. and Caroline Hennigar.
99.1	Press Release of Silvia, Inc., dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVIA, INC.

Date: October 20, 2026	By:	/s/ Anthony Pompliano
	Name:	Anthony Pompliano
	Title:	Chief Executive Officer

Exhibit 10.1

MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Mutual Separation Agreement (the “Agreement”) is made and entered into by and between Kyle Wood (“Employee” or “you”) and Silvia, Inc. (the “Company” or the “Employer”). The Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH THAT:

WHEREAS, Employee has been in the service and employment of Employer as Chief Legal Officer and Secretary; and

WHEREAS, Employee and Employer wish to agree on the terms of Employee’s separation from employment with Employer.

NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, Employee and Employer agree as follows:

1. Effective Date. The date that Employee signs this Agreement shall be the “Effective Date.”

2. Separation Date. Employee’s employment will terminate no later than the close of business on October 21, 2026 (the “Separation Date”), unless Employee and Employer agree otherwise in writing. Employee’s employment until the Separation Date shall remain at-will, meaning either Employee or Employer may terminate Employee’s employment with Employer at any time, for any or no reason, in accordance with the employment agreement dated October 1, 2025 by and between Employee and Employer (the “Employment Agreement”). The date on which Employee’s employment terminates for any reason shall, for purposes of this Agreement, be Employee’s “Separation Date.” Employee shall be deemed to have relinquished as of the Separation Date, any and all positions that Employee has held with Employer or any affiliated or related entity. Employee shall not be considered an employee of Employer for any purpose after the Separation Date, and other than as provided herein, shall not be entitled to any further compensation or benefits from Employer.

3. Duties and Obligations. Except as otherwise provided in this Agreement, all terms, responsibilities and obligations arising under or in connection with the Employment Agreement remain in full force up to and including the Separation Date. Employee shall provide an orderly transfer of Employee’s duties to one or more persons as recommended by Employee and agreed to by Employer or as directed by Employer, as appropriate. Employee will continue to receive compensation at the rate of Employee’s current annual salary (less all regular and customary payroll withholdings) and will continue to be eligible for benefit programs provided to Employer employees up to and including the Separation Date.

4. Payment of Final Wages. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all wages, and other amounts to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

5. Payment of Accrued and Unused Vacation. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all accrued but unused vacation pay to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

6. Reimbursement of Expenses. Employer shall reimburse Employee for all business-related expenses, subject to Employer’s receipt of satisfactory evidence of expenditures in accordance with Employer’s current expense policy. This payment is not contingent upon Employee’s execution of this Agreement.

7. Severance Benefits. In consideration for Employee entering into this Agreement, after full execution of this Agreement and after the expiration of the consideration period set forth below, in addition to Employee’s final paycheck and any accrued and unused vacation, Employer agrees that it will pay Employee a separation payment in an amount equal to $500,000 (the “Severance Pay”). All applicable tax withholding and other lawful deductions will be taken from the gross amount of the Severance Pay. Subject to Employee executing this Agreement and the expiration of the consideration period set forth below, then Employee shall be entitled to receive (i) the Severance Pay, which shall be paid in equal monthly installments over six (6) months in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the later of the Separation Date and the date this Agreement is fully executed (the “Severance Payment Commencement Date”), (ii) 258,317 fully vested shares under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”), which grant has been approved by the board of directors of the Company (or its compensation committee), to be issued to Employee no later than ten (10) business days after the Separation Date, subject only to Employee’s execution of an award agreement consistent with this Agreement, with any tax withholding satisfied, at Employee’s election, by the Company withholding shares otherwise deliverable, and (iii) Employee will continue to be eligible to receive the current group health insurance coverage (medical, dental, and vision, as applicable) for Employee and his covered dependents, at the same cost to Employee as in effect on the Separation Date, for a period of six months following the Separation Date, or until Employee becomes eligible for coverage under another employer’s group health plan, whichever occurs first. Each installment of the Severance Pay shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code.

Except for the payments and benefits set forth herein, all compensation and benefits from Employer ceased or shall cease, as applicable, as of the Separation Date, and no other payment or benefits shall thereafter be made or provided by Employer to Employee. Except as provided for in and subject to Section 11 of this Agreement, Employee acknowledges that, except for the payments and benefits set forth herein, Employee has no entitlement, nor any right, to make any claim for any additional payments, benefits, bonuses, commissions, or compensation of any kind or nature whatsoever from Employer.

The Parties acknowledge and agree that, except as expressly set forth herein, nothing contained in this Agreement shall be construed as a representation, warranty, or statement, whether direct or implied, by Employer regarding Employee’s entitlement, if any, to post-employment benefits, including but not necessarily limited to pension, disability, or unemployment insurance benefits, from any entity, organization, or provider, or from any federal, state, or local agency. Employee acknowledges and agrees that, except as expressly set forth herein, neither the Company, nor any employee or agent thereof, has proffered to Employee, whether in writing or otherwise, any such representations, warranties, or statements, and that Employee has not relied upon any such representations, warranties, or statements in entering into and performing under this Agreement.

2

8. Continuing Obligations.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, Employee acknowledges that Employee’s obligations under Section 5, Confidentiality of the Employment Agreement shall survive the execution of this Agreement and shall continue with full force and effect in accordance with the terms and conditions thereof, including without limitation Employee’s obligations to maintain the confidentiality of Confidential Information as defined in the Employment Agreement and, in accordance with Section 5 of the Employment Agreement, to return documents and other property of Employer to Employer. Employee also commits to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains Employee’s property after the Separation Date. In the event that Employee discovers that Employee continues to retain any such property, Employee shall return it to Employer immediately.

Subject to the foregoing, all other agreements, or provisions of agreements, executed by and between Employee and Employer concerning Employee’s obligation to maintain or preserve the confidentiality of any of Company’s documents, information, data, materials, and/or trade secrets, or the functional equivalent thereof, shall survive the execution of this Agreement, and shall remain in full force and effect in accordance with the terms of such agreement(s) (the “Surviving Documents”). A copy of the Employment Agreement is enclosed.

9. Mutual Release of Claims.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, in consideration for, among other terms, the Severance Pay, to which Employee acknowledges Employee would otherwise not be entitled, Employee voluntarily releases and forever discharges Employer, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the Effective Date, Employee has, ever has had, now claims to have or ever claimed to have had against any or all of the Releasees. Likewise, the Company releases Employee from any known and unknown claims including but not limited to any and all actions, complaints, rights, claims, charges, causes of action, liabilities, costs, and damages concerning, relating to, predicated upon, or arising out of, directly or indirectly, Employee’s employment with the Company and/or separation therefrom. This release includes, without limitation, any and all Claims:

●	arising under any offer or employment agreement between Employee and the Employer;
●	relating to Employee’s employment by and termination of employment with Employer;
●	of wrongful discharge or violation of public policy;
●	of breach of contract;
●	of defamation or other torts;
●	arising under the Civil Rights Acts of 1866 and 1867, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the Family and Medical Leave Act, the Equal Pay Act of 1963, as amended, the Consolidated Omnibus Budget Reconciliation Act, Workers’ Compensation law, the Rehabilitation Act, the New York State Executive Law, the New York State Human Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Labor Law, the New York Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, the New York Nondiscrimination for Legal Actions Law, the New York Wage Theft Prevention Act, the New York City Earned Sick Time Act, the New York City Earned Safe and Sick Time Act, the New York State paid family leave law, the New York Civil Rights Law, and all federal, state, municipal, local, or foreign laws, rules, or regulations that prohibit discrimination, harassment, or retaliation, or that are in any way related to employment and/or the separation therefrom;

3

●	arising under any other federal, state, municipal, local, or foreign, law, rule, or regulation;
●	for wages, bonuses, incentive compensation, equity, vacation pay or any other compensation or benefits; and
●	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect Employee’s rights under this Agreement.

Employee agrees not to accept damages of any nature, other equitable or legal remedies for Employee’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to Employer to enter into this Agreement, Employee represents that Employee has not assigned any Claim to any third party.

Notwithstanding the foregoing, by entering into this Agreement, Employee is not releasing claims that may not be waived or released as a matter of law, including but not necessarily limited to any claims for enforcement of this Agreement, claims that arise after the date that Employee signs the Agreement, or any rights or claims Employee may have to receive workers’ compensation or unemployment insurance benefits. Further, nothing in this Agreement shall prevent Employee (or Employee’s attorneys) from exercising Employee’s rights under the Older Workers Benefit Protection Act to challenge the validity of Employee’s above waiver of claims under the Age Discrimination in Employment Act of 1967, nor does this Agreement impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by applicable law.

10. Retention of Rights Regarding Fair Employment Practices Agencies.

Nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability, under federal, state, or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice, or to communicate, with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of unlawful employment practices, including but not necessarily limited to the U.S. Equal Employment Opportunity Commission (“EEOC”) and any state or city fair employment practices agency. Further, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability to participate in or cooperate with any investigation or proceeding conducted by any such agency. Employee and Employer acknowledge and agree that Employee’s right and ability to engage and participate in the activities described in this paragraph shall not be limited or abridged, in any way, by any term, condition, or provision of, or obligation imposed by, this Agreement, including but not limited to any confidentiality and non-disparagement obligations. Employee and Employer further acknowledge and agree that nothing in this Agreement is intended to deter Employee from engaging or participating in any of the activities described in this paragraph. To the extent that any term or condition of this Agreement is inconsistent with this paragraph of the Agreement, this paragraph shall supersede and invalidate such term or condition to the extent necessary to ensure that Employee’s rights under federal, state, and local law are fully protected and guaranteed.

However, Employee also understands and acknowledges that by signing this Agreement Employee has completely waived Employee’s right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, proceeding, action, or lawsuit, and if Employee is awarded monetary damages in connection therewith, Employee hereby unconditionally assigns to Employer any right or interest Employee may have to receive such monetary damages.

4

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

11. No Admission of Liability. Nothing contained in this Agreement, nor the fact that Employer has signed this Agreement shall be considered an admission of any liability or wrongdoing whatsoever by Employer.

12. Legal Representation. Employee acknowledges and represents that Employee has had ample opportunity to receive the advice of independent legal counsel prior to the execution of this Agreement – and Employer advises Employee to do so – and ample opportunity to receive an explanation from such legal counsel of the legal nature and effect of this Agreement, that Employee has fully exercised that opportunity to the extent Employee desired, and that Employee fully understands the terms and provisions of this Agreement as well as its nature and effect. Employee further acknowledges and represents that Employee is entering into this Agreement completely freely and voluntarily.

13. Consideration Period. Employee has five (5) days from the date this Agreement is received to consider this Agreement (the “Consideration Period”). Employer provided this Agreement to Employee as of October 16, 2026, therefore the Consideration Period shall expire as of the close of business on Wednesday October 21, 2026. To accept this Agreement, Employee must return a signed original or a signed PDF copy of this Agreement. In the event Employee does not sign and return this Agreement prior to the expiration of the Consideration Period, this Agreement will expire and be rendered null, void, and unenforceable.

14. Non-Disparagement. Each Party agrees that it will not make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to the reputation, business, or goodwill of the other Party or, with respect to the Company, any of its officers, directors, employees, products, or services. Employee further agrees not to communicate with any media, analyst, investor, or other third party in a manner intended to harm the Company’s business interests or reputation.

The Company agrees to instruct its executive officers and directors not to make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to Employee’s professional reputation. Notwithstanding the foregoing, nothing in this Section 14 shall prevent either Party from (i) testifying truthfully pursuant to a lawful court order or subpoena; (ii) making truthful statements to a government agency or regulatory authority; (iii) making any disclosure or filing required by the federal securities laws, including without limitation any filing required under Section 13 or Section 16 of the Exchange Act or Regulation FD thereunder; (iv) exercising rights protected under applicable law; or (v) making general commentary on market conditions, industry trends, or matters of public concern, provided that such commentary does not specifically identify or single out the other Party or, with respect to the Company, any of its current executive officers and directors, in a disparaging manner.

5

15. SEC Disclosure and Filing Obligations. Employee acknowledges that the Company is required to file a Current Report on Form 8-K with the SEC to disclose Employee’s mutual separation as Chief Legal Officer and Secretary pursuant to Item 5.02 of Form 8-K, and that this Agreement (or a summary of its material terms) may be filed as an exhibit thereto or incorporated by reference in other SEC filings. The Company will provide Employee a reasonable opportunity to review and comment on any applicable Form 8-K, press release, internal announcement, or social media post by the Company or its officers before it is filed or released, provided that the Company shall have no obligation to accept Employee’s comments and that the disclosure obligations under applicable law shall control. The Form 8-K shall indicate that Employee’s separation was a joint decision made in the best interests of the Company and its shareholders, and no Form 8-K, press release, announcement or post by the Company or its officers shall indicate otherwise. The Company agrees to provide reasonable assistance to Employee in the preparation and timely filing of any Forms 4 and 5 required following the Separation Date, including with respect to the grant in Section 7, for a period of twelve months following the Separation Date.

16. Indemnification; D&O Insurance. The Company agrees that Employee shall continue to be entitled to indemnification and advancement of expenses to the fullest extent provided under the Company’s certificate of incorporation, bylaws, and the Indemnification Agreement between the Company and Employee, with respect to Employee’s acts and omissions during the period of Employee’s employment. The Company shall maintain directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage for Employee for a period of not less than six years following the Separation Date on terms no less favorable than the coverage provided to the Company’s current directors and officers as of the Separation Date, or, if the Company maintains a “tail” policy following any change of control, Employee shall be covered thereunder. Nothing in this Agreement shall limit or release Employee’s rights under this Section 16 or the Indemnification Agreement, which shall remain in full force and effect in accordance with its terms.

17. Other Provisions.

(a) Unemployment Benefits. In the event Employee files for unemployment benefits, Employer will not contest Employee’s eligibility and will respond truthfully to any such inquiries.

(b) Absence of Reliance. In signing this Agreement, Employee is not relying upon any promises or representations made by anyone at or on behalf of Employer.

(c) Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(d) Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

6

(e) Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the State of New York, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Employee or Employer or the “drafter” of all or any portion of this Agreement.

(f) Entire Agreement. This Agreement, together with the Surviving Documents, constitutes the entire agreement between Employee and Employer. This Agreement supersedes any previous agreements or understandings between Employee and Employer, except any other obligations specifically preserved in this Agreement. This Agreement cannot be changed unless in writing signed by both Parties which references and annexes a copy of this Agreement.

(g) Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court, administrative agency, arbitrator, or other entity, the Parties agree that said court, administrative agency, arbitrator, or other entity shall possess full discretion to interpret or modify all such provisions to the minimum extent necessary to be declared enforceable. If such interpretation or modification is not possible, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. However, in the event a court, administrative agency, arbitrator, or other entity finds the release set forth above to be illegal, void, or unenforceable, Employee agrees, at Employer’s option, to execute a release, waiver, and/or covenant that is legal and enforceable to effectuate the terms of this Agreement.

(h) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows.]

7

IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Separation Agreement and General Release as of the Effective Date.

Silvia, Inc.		Kyle Wood

By:	/s/ Anthony Pompliano	By:	/s/ Kyle Wood
Name:	Anthony Pompliano	Date:	October 20, 2026
Title:	Chief Executive Officer

Please indicate Employee’s agreement to the terms of this Agreement by signing and returning to me the original or a PDF copy of this letter within the time period set forth above. This is a legal document containing a general release. Employee’s signature will commit Employee to its terms. By signing below, Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement and that Employee is knowingly and voluntarily entering into this Agreement.

/s/ Kyle Wood	October 20, 2026
Kyle Wood	Date

8

Exhibit 10.2

MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Mutual Separation Agreement (the “Agreement”) is made and entered into by and between Megan Pacchia (“Employee” or “you”) and Silvia, Inc. (the “Company” or the “Employer”). The Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH THAT:

WHEREAS, Employee has been in the service and employment of Employer as Chief Operating Officer; and

WHEREAS, Employee and Employer wish to agree on the terms of Employee’s separation from employment with Employer.

NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, Employee and Employer agree as follows:

1. Effective Date. The date that Employee signs this Agreement shall be the “Effective Date.”

2. Separation Date. Employee’s employment will terminate no later than the close of business on October 21, 2026 (the “Separation Date”), unless Employee and Employer agree otherwise in writing. Employee’s employment until the Separation Date shall remain at-will, meaning either Employee or Employer may terminate Employee’s employment with Employer at any time, for any or no reason, in accordance with the employment agreement dated August 25, 2025 by and between Employee and Employer (the “Employment Agreement”). The date on which Employee’s employment terminates for any reason shall, for purposes of this Agreement, be Employee’s “Separation Date.” Employee shall be deemed to have relinquished as of the Separation Date, any and all positions that Employee has held with Employer or any affiliated or related entity. Employee shall not be considered an employee of Employer for any purpose after the Separation Date, and other than as provided herein, shall not be entitled to any further compensation or benefits from Employer.

3. Duties and Obligations. Except as otherwise provided in this Agreement, all terms, responsibilities and obligations arising under or in connection with the Employment Agreement remain in full force up to and including the Separation Date. Employee shall provide an orderly transfer of Employee’s duties to one or more persons as recommended by Employee and agreed to by Employer or as directed by Employer, as appropriate. Employee will continue to receive compensation at the rate of Employee’s current annual salary (less all regular and customary payroll withholdings) and will continue to be eligible for benefit programs provided to Employer employees up to and including the Separation Date.

4. Payment of Final Wages. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all wages, and other amounts to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

5. Payment of Accrued and Unused Vacation. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all accrued but unused vacation pay to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

6. Reimbursement of Expenses. Employer shall reimburse Employee for all business-related expenses, subject to Employer’s receipt of satisfactory evidence of expenditures in accordance with Employer’s current expense policy. This payment is not contingent upon Employee’s execution of this Agreement.

7. Severance Benefits. In consideration for Employee entering into this Agreement, after full execution of this Agreement and after the expiration of the consideration period set forth below, in addition to Employee’s final paycheck and any accrued and unused vacation, Employer agrees that it will pay Employee a separation payment in an amount equal to $500,000 (the “Severance Pay”). All applicable tax withholding and other lawful deductions will be taken from the gross amount of the Severance Pay. Subject to Employee executing this Agreement and the expiration of the consideration period set forth below, then Employee shall be entitled to receive (i) the Severance Pay, which shall be paid in equal monthly installments over six (6) months in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the later of the Separation Date and the date this Agreement is fully executed (the “Severance Payment Commencement Date”), (ii) 366,392 fully vested shares under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”), which grant has been approved by the board of directors of the Company (or its compensation committee), to be issued to Employee no later than ten (10) business days after the Separation Date, subject only to Employee’s execution of an award agreement consistent with this Agreement, with any tax withholding satisfied, at Employee’s election, by the Company withholding shares otherwise deliverable, and (iii) Employee will continue to be eligible to receive the current group health insurance coverage (medical, dental, and vision, as applicable) for Employee and her covered dependents, at the same cost to Employee as in effect on the Separation Date, for a period of six months following the Separation Date, or until Employee becomes eligible for coverage under another employer’s group health plan, whichever occurs first. Each installment of the Severance Pay shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code.

Except for the payments and benefits set forth herein, all compensation and benefits from Employer ceased or shall cease, as applicable, as of the Separation Date, and no other payment or benefits shall thereafter be made or provided by Employer to Employee. Except as provided for in and subject to Section 11 of this Agreement, Employee acknowledges that, except for the payments and benefits set forth herein, Employee has no entitlement, nor any right, to make any claim for any additional payments, benefits, bonuses, commissions, or compensation of any kind or nature whatsoever from Employer.

The Parties acknowledge and agree that, except as expressly set forth herein, nothing contained in this Agreement shall be construed as a representation, warranty, or statement, whether direct or implied, by Employer regarding Employee’s entitlement, if any, to post-employment benefits, including but not necessarily limited to pension, disability, or unemployment insurance benefits, from any entity, organization, or provider, or from any federal, state, or local agency. Employee acknowledges and agrees that, except as expressly set forth herein, neither the Company, nor any employee or agent thereof, has proffered to Employee, whether in writing or otherwise, any such representations, warranties, or statements, and that Employee has not relied upon any such representations, warranties, or statements in entering into and performing under this Agreement.

2

8. Continuing Obligations; Waiver of Non-Competition.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, Employee acknowledges that Employee’s obligations under Section 5, Confidentiality of the Employment Agreement shall survive the execution of this Agreement and shall continue with full force and effect in accordance with the terms and conditions thereof, including without limitation Employee’s obligations to maintain the confidentiality of Confidential Information as defined in the Employment Agreement and, in accordance with Section 5 of the Employment Agreement, to return documents and other property of Employer to Employer. Employee also commits to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains Employee’s property after the Separation Date. In the event that Employee discovers that Employee continues to retain any such property, Employee shall return it to Employer immediately.

Upon Employee’s execution of this Agreement, Employer shall waive the non-compete, as set out in Section 4(a) of the Employment Agreement.

Subject to the foregoing, all other agreements, or provisions of agreements, executed by and between Employee and Employer concerning Employee’s obligation to maintain or preserve the confidentiality of any of Company’s documents, information, data, materials, and/or trade secrets, or the functional equivalent thereof, shall survive the execution of this Agreement, and shall remain in full force and effect in accordance with the terms of such agreement(s) (the “Surviving Documents”). A copy of the Employment Agreement is enclosed.

9. Mutual Release of Claims.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, in consideration for, among other terms, the Severance Pay, to which Employee acknowledges Employee would otherwise not be entitled, Employee voluntarily releases and forever discharges Employer, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the Effective Date, Employee has, ever has had, now claims to have or ever claimed to have had against any or all of the Releasees. Likewise, the Company releases Employee from any known and unknown claims including but not limited to any and all actions, complaints, rights, claims, charges, causes of action, liabilities, costs, and damages concerning, relating to, predicated upon, or arising out of, directly or indirectly, Employee’s employment with the Company and/or separation therefrom. This release includes, without limitation, any and all Claims:

●	arising under any offer or employment agreement between Employee and the Employer;
●	relating to Employee’s employment by and termination of employment with Employer;
●	of wrongful discharge or violation of public policy;
●	of breach of contract;
●	of defamation or other torts;
●	arising under the Civil Rights Acts of 1866 and 1867, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the Family and Medical Leave Act, the Equal Pay Act of 1963, as amended, the Consolidated Omnibus Budget Reconciliation Act, Workers’ Compensation law, the Rehabilitation Act, the New York State Executive Law, the New York State Human Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Labor Law, the New York Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, the New York Nondiscrimination for Legal Actions Law, the New York Wage Theft Prevention Act, the New York City Earned Sick Time Act, the New York City Earned Safe and Sick Time Act, the New York State paid family leave law, the New York Civil Rights Law, and all federal, state, municipal, local, or foreign laws, rules, or regulations that prohibit discrimination, harassment, or retaliation, or that are in any way related to employment and/or the separation therefrom;

3

●	arising under any other federal, state, municipal, local, or foreign, law, rule, or regulation;
●	for wages, bonuses, incentive compensation, equity, vacation pay or any other compensation or benefits; and
●	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect Employee’s rights under this Agreement.

Employee agrees not to accept damages of any nature, other equitable or legal remedies for Employee’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to Employer to enter into this Agreement, Employee represents that Employee has not assigned any Claim to any third party.

Notwithstanding the foregoing, by entering into this Agreement, Employee is not releasing claims that may not be waived or released as a matter of law, including but not necessarily limited to any claims for enforcement of this Agreement, claims that arise after the date that Employee signs the Agreement, or any rights or claims Employee may have to receive workers’ compensation or unemployment insurance benefits. Further, nothing in this Agreement shall prevent Employee (or Employee’s attorneys) from exercising Employee’s rights under the Older Workers Benefit Protection Act to challenge the validity of Employee’s above waiver of claims under the Age Discrimination in Employment Act of 1967, nor does this Agreement impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by applicable law.

10. Retention of Rights Regarding Fair Employment Practices Agencies.

Nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability, under federal, state, or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice, or to communicate, with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of unlawful employment practices, including but not necessarily limited to the U.S. Equal Employment Opportunity Commission (“EEOC”) and any state or city fair employment practices agency. Further, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability to participate in or cooperate with any investigation or proceeding conducted by any such agency. Employee and Employer acknowledge and agree that Employee’s right and ability to engage and participate in the activities described in this paragraph shall not be limited or abridged, in any way, by any term, condition, or provision of, or obligation imposed by, this Agreement, including but not limited to any confidentiality and non-disparagement obligations. Employee and Employer further acknowledge and agree that nothing in this Agreement is intended to deter Employee from engaging or participating in any of the activities described in this paragraph. To the extent that any term or condition of this Agreement is inconsistent with this paragraph of the Agreement, this paragraph shall supersede and invalidate such term or condition to the extent necessary to ensure that Employee’s rights under federal, state, and local law are fully protected and guaranteed.

However, Employee also understands and acknowledges that by signing this Agreement Employee has completely waived Employee’s right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, proceeding, action, or lawsuit, and if Employee is awarded monetary damages in connection therewith, Employee hereby unconditionally assigns to Employer any right or interest Employee may have to receive such monetary damages.

4

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

11. No Admission of Liability. Nothing contained in this Agreement, nor the fact that Employer has signed this Agreement shall be considered an admission of any liability or wrongdoing whatsoever by Employer.

12. Legal Representation. Employee acknowledges and represents that Employee has had ample opportunity to receive the advice of independent legal counsel prior to the execution of this Agreement – and Employer advises Employee to do so – and ample opportunity to receive an explanation from such legal counsel of the legal nature and effect of this Agreement, that Employee has fully exercised that opportunity to the extent Employee desired, and that Employee fully understands the terms and provisions of this Agreement as well as its nature and effect. Employee further acknowledges and represents that Employee is entering into this Agreement completely freely and voluntarily.

13. Consideration Period. Employee has five (5) days from the date this Agreement is received to consider this Agreement (the “Consideration Period”). Employer provided this Agreement to Employee as of October 16, 2026, therefore the Consideration Period shall expire as of the close of business on Wednesday October 21, 2026. To accept this Agreement, Employee must return a signed original or a signed PDF copy of this Agreement. In the event Employee does not sign and return this Agreement prior to the expiration of the Consideration Period, this Agreement will expire and be rendered null, void, and unenforceable.

14. Non-Disparagement. Each Party agrees that it will not make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to the reputation, business, or goodwill of the other Party or, with respect to the Company, any of its officers, directors, employees, products, or services. Employee further agrees not to communicate with any media, analyst, investor, or other third party in a manner intended to harm the Company’s business interests or reputation.

The Company agrees to instruct its executive officers and directors not to make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to Employee’s professional reputation. Notwithstanding the foregoing, nothing in this Section 14 shall prevent either Party from (i) testifying truthfully pursuant to a lawful court order or subpoena; (ii) making truthful statements to a government agency or regulatory authority; (iii) making any disclosure or filing required by the federal securities laws, including without limitation any filing required under Section 13 or Section 16 of the Exchange Act or Regulation FD thereunder; (iv) exercising rights protected under applicable law; or (v) making general commentary on market conditions, industry trends, or matters of public concern, provided that such commentary does not specifically identify or single out the other Party or, with respect to the Company, any of its current executive officers and directors, in a disparaging manner.

5

15. SEC Disclosure and Filing Obligations. Employee acknowledges that the Company is required to file a Current Report on Form 8-K with the SEC to disclose Employee’s mutual separation as Chief Operating Officer pursuant to Item 5.02 of Form 8-K, and that this Agreement (or a summary of its material terms) may be filed as an exhibit thereto or incorporated by reference in other SEC filings. The Company will provide Employee a reasonable opportunity to review and comment on any applicable Form 8-K, press release, internal announcement, or social media post by the Company or its officers before it is filed or released, provided that the Company shall have no obligation to accept Employee’s comments and that the disclosure obligations under applicable law shall control. The Form 8-K shall indicate that Employee’s separation was a joint decision made in the best interests of the Company and its shareholders, and no Form 8-K, press release, announcement or post by the Company or its officers shall indicate otherwise. The Company agrees to provide reasonable assistance to Employee in the preparation and timely filing of any Forms 4 and 5 required following the Separation Date, including with respect to the grant in Section 7, for a period of twelve months following the Separation Date.

16. Indemnification; D&O Insurance. The Company agrees that Employee shall continue to be entitled to indemnification and advancement of expenses to the fullest extent provided under the Company’s certificate of incorporation, bylaws, and the Indemnification Agreement between the Company and Employee, with respect to Employee’s acts and omissions during the period of Employee’s employment. The Company shall maintain directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage for Employee for a period of not less than six years following the Separation Date on terms no less favorable than the coverage provided to the Company’s current directors and officers as of the Separation Date, or, if the Company maintains a “tail” policy following any change of control, Employee shall be covered thereunder. Nothing in this Agreement shall limit or release Employee’s rights under this Section 16 or the Indemnification Agreement, which shall remain in full force and effect in accordance with its terms.

17. Other Provisions.

(a) Unemployment Benefits. In the event Employee files for unemployment benefits, Employer will not contest Employee’s eligibility and will respond truthfully to any such inquiries.

(b) Absence of Reliance. In signing this Agreement, Employee is not relying upon any promises or representations made by anyone at or on behalf of Employer.

(c) Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(d) Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

6

(e) Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the State of New York, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Employee or Employer or the “drafter” of all or any portion of this Agreement.

(f) Entire Agreement. This Agreement, together with the Surviving Documents, constitutes the entire agreement between Employee and Employer. This Agreement supersedes any previous agreements or understandings between Employee and Employer, except any other obligations specifically preserved in this Agreement. This Agreement cannot be changed unless in writing signed by both Parties which references and annexes a copy of this Agreement.

(g) Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court, administrative agency, arbitrator, or other entity, the Parties agree that said court, administrative agency, arbitrator, or other entity shall possess full discretion to interpret or modify all such provisions to the minimum extent necessary to be declared enforceable. If such interpretation or modification is not possible, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. However, in the event a court, administrative agency, arbitrator, or other entity finds the release set forth above to be illegal, void, or unenforceable, Employee agrees, at Employer’s option, to execute a release, waiver, and/or covenant that is legal and enforceable to effectuate the terms of this Agreement.

(h) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows.]

7

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Separation Agreement and General Release as of the Effective Date.

Silvia, Inc.		Megan Pacchia

By:	/s/ Anthony Pompliano	By:	/s/ Megan Pacchia
Name:	Anthony Pompliano	Date:	October 20, 2026
Title:	Chief Executive Officer

Please indicate Employee’s agreement to the terms of this Agreement by signing and returning to me the original or a PDF copy of this letter within the time period set forth above. This is a legal document containing a general release. Employee’s signature will commit Employee to its terms. By signing below, Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement and that Employee is knowingly and voluntarily entering into this Agreement.

/s/ Megan Pacchia	October 20, 2026
Megan Pacchia	Date

8

Exhibit 10.3

MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Mutual Separation Agreement (the “Agreement”) is made and entered into by and between Renae Cormier (“Employee” or “you”) and Silvia, Inc. (the “Company” or the “Employer”). The Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH THAT:

WHEREAS, Employee has been in the service and employment of Employer as Chief Financial Officer; and

WHEREAS, Employee and Employer wish to agree on the terms of Employee’s separation from employment with Employer.

NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, Employee and Employer agree as follows:

1. Effective Date. The date that Employee signs this Agreement shall be the “Effective Date.”

2. Separation Date. Employee’s employment will terminate no later than the close of business on October 21, 2026 (the “Separation Date”), unless Employee and Employer agree otherwise in writing. Employee’s employment until the Separation Date shall remain at-will, meaning either Employee or Employer may terminate Employee’s employment with Employer at any time, for any or no reason, in accordance with the employment agreement dated October 15, 2025 by and between Employee and Employer (the “Employment Agreement”). The date on which Employee’s employment terminates for any reason shall, for purposes of this Agreement, be Employee’s “Separation Date.” Employee shall be deemed to have relinquished as of the Separation Date, any and all positions that Employee has held with Employer or any affiliated or related entity. Employee shall not be considered an employee of Employer for any purpose after the Separation Date, and other than as provided herein, shall not be entitled to any further compensation or benefits from Employer.

3. Duties and Obligations. Except as otherwise provided in this Agreement, all terms, responsibilities and obligations arising under or in connection with the Employment Agreement remain in full force up to and including the Separation Date. Employee shall provide an orderly transfer of Employee’s duties to one or more persons as recommended by Employee and agreed to by Employer or as directed by Employer, as appropriate. Employee will continue to receive compensation at the rate of Employee’s current annual salary (less all regular and customary payroll withholdings) and will continue to be eligible for benefit programs provided to Employer employees up to and including the Separation Date.

4. Payment of Final Wages. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all wages, and other amounts to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

5. Payment of Accrued and Unused Vacation. Employer shall pay Employee, on or during the first scheduled Company pay cycle following the Separation Date, in a separately issued payroll check all accrued but unused vacation pay to which Employee is entitled, subject to all regular and customary payroll withholdings. This payment is not contingent upon Employee’s execution of this Agreement.

6. Reimbursement of Expenses. Employer shall reimburse Employee for all business-related expenses, subject to Employer’s receipt of satisfactory evidence of expenditures in accordance with Employer’s current expense policy. This payment is not contingent upon Employee’s execution of this Agreement.

7. Severance Benefits. In consideration for Employee entering into this Agreement, after full execution of this Agreement and after the expiration of the consideration period set forth below, in addition to Employee’s final paycheck and any accrued and unused vacation, Employer agrees that it will pay Employee a separation payment in an amount equal to $500,000 (the “Severance Pay”). All applicable tax withholding and other lawful deductions will be taken from the gross amount of the Severance Pay. Subject to Employee executing this Agreement and the expiration of the consideration period set forth below, then Employee shall be entitled to receive (i) the Severance Pay, which shall be paid in equal monthly installments over six (6) months in accordance with the Company ‘s general payroll practices, with the first installment to be paid on the first payroll date following the later of the Separation Date and the date this Agreement is fully executed (the “Severance Payment Commencement Date”), (ii) 194,495 fully vested shares under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”), which grant has been approved by the board of directors of the Company (or its compensation committee), to be issued to Employee no later than ten (10) business days after the Separation Date, subject only to Employee’s execution of an award agreement consistent with this Agreement, with any tax withholding satisfied, at Employee’s election, by the Company withholding shares otherwise deliverable, and (iii) Employee will continue to be eligible to receive the current group health insurance coverage (medical, dental, and vision, as applicable) for Employee and her covered dependents, at the same cost to Employee as in effect on the Separation Date, for a period of six months following the Separation Date, or until Employee becomes eligible for coverage under another employer’s group health plan, whichever occurs first. Each installment of the Severance Pay shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code.

Except for the payments and benefits set forth herein, all compensation and benefits from Employer ceased or shall cease, as applicable, as of the Separation Date, and no other payment or benefits shall thereafter be made or provided by Employer to Employee. Except as provided for in and subject to Section 11 of this Agreement, Employee acknowledges that, except for the payments and benefits set forth herein, Employee has no entitlement, nor any right, to make any claim for any additional payments, benefits, bonuses, commissions, or compensation of any kind or nature whatsoever from Employer.

The Parties acknowledge and agree that, except as expressly set forth herein, nothing contained in this Agreement shall be construed as a representation, warranty, or statement, whether direct or implied, by Employer regarding Employee’s entitlement, if any, to post-employment benefits, including but not necessarily limited to pension, disability, or unemployment insurance benefits, from any entity, organization, or provider, or from any federal, state, or local agency. Employee acknowledges and agrees that, except as expressly set forth herein, neither the Company, nor any employee or agent thereof, has proffered to Employee, whether in writing or otherwise, any such representations, warranties, or statements, and that Employee has not relied upon any such representations, warranties, or statements in entering into and performing under this Agreement.

2

8. Continuing Obligations; Waiver of Non-Competition.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, Employee acknowledges that Employee’s obligations under Section 5, Confidentiality of the Employment Agreement shall survive the execution of this Agreement and shall continue with full force and effect in accordance with the terms and conditions thereof, including without limitation Employee’s obligations to maintain the confidentiality of Confidential Information as defined in the Employment Agreement and, in accordance with Section 5 of the Employment Agreement, to return documents and other property of Employer to Employer. Employee also commits to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains Employee’s property after the Separation Date. In the event that Employee discovers that Employee continues to retain any such property, Employee shall return it to Employer immediately.

Upon Employee’s execution of this Agreement, Employer shall waive the non-compete, as set out in Section 4(a) of the Employment Agreement.

Subject to the foregoing, all other agreements, or provisions of agreements, executed by and between Employee and Employer concerning Employee’s obligation to maintain or preserve the confidentiality of any of Company’s documents, information, data, materials, and/or trade secrets, or the functional equivalent thereof, shall survive the execution of this Agreement, and shall remain in full force and effect in accordance with the terms of such agreement(s) (the “Surviving Documents”). A copy of the Employment Agreement is enclosed.

9. Mutual Release of Claims.

Except as provided for in, and subject to, the “Retention of Rights Regarding Fair Employment Practices Agencies” clause of this Agreement, in consideration for, among other terms, the Severance Pay, to which Employee acknowledges Employee would otherwise not be entitled, Employee voluntarily releases and forever discharges Employer, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the Effective Date, Employee has, ever has had, now claims to have or ever claimed to have had against any or all of the Releasees. Likewise, the Company releases Employee from any known and unknown claims including but not limited to any and all actions, complaints, rights, claims, charges, causes of action, liabilities, costs, and damages concerning, relating to, predicated upon, or arising out of, directly or indirectly, Employee’s employment with the Company and/or separation therefrom. This release includes, without limitation, any and all Claims:

●	arising under any offer or employment agreement between Employee and the Employer;
●	relating to Employee’s employment by and termination of employment with Employer;
●	of wrongful discharge or violation of public policy;
●	of breach of contract;
●	of defamation or other torts;
●	arising under the Civil Rights Acts of 1866 and 1867, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the Family and Medical Leave Act, the Equal Pay Act of 1963, as amended, the Consolidated Omnibus Budget Reconciliation Act, Workers’ Compensation law, the Rehabilitation Act, the New York State Executive Law, the New York State Human Rights Law, the New York City Administrative Code, the New York City Human Rights Law, the New York Labor Law, the New York Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, the New York Nondiscrimination for Legal Actions Law, the New York Wage Theft Prevention Act, the New York City Earned Sick Time Act, the New York City Earned Safe and Sick Time Act, the New York State paid family leave law, the New York Civil Rights Law, and all federal, state, municipal, local, or foreign laws, rules, or regulations that prohibit discrimination, harassment, or retaliation, or that are in any way related to employment and/or the separation therefrom;

3

●	arising under any other federal, state, municipal, local, or foreign, law, rule, or regulation;
●	for wages, bonuses, incentive compensation, equity, vacation pay or any other compensation or benefits; and
●	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

provided, however, that this release shall not affect Employee’s rights under this Agreement.

Employee agrees not to accept damages of any nature, other equitable or legal remedies for Employee’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to Employer to enter into this Agreement, Employee represents that Employee has not assigned any Claim to any third party.

Notwithstanding the foregoing, by entering into this Agreement, Employee is not releasing claims that may not be waived or released as a matter of law, including but not necessarily limited to any claims for enforcement of this Agreement, claims that arise after the date that Employee signs the Agreement, or any rights or claims Employee may have to receive workers’ compensation or unemployment insurance benefits. Further, nothing in this Agreement shall prevent Employee (or Employee’s attorneys) from exercising Employee’s rights under the Older Workers Benefit Protection Act to challenge the validity of Employee’s above waiver of claims under the Age Discrimination in Employment Act of 1967, nor does this Agreement impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by applicable law.

10. Retention of Rights Regarding Fair Employment Practices Agencies.

Nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability, under federal, state, or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice, or to communicate, with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of unlawful employment practices, including but not necessarily limited to the U.S. Equal Employment Opportunity Commission (“EEOC”) and any state or city fair employment practices agency. Further, nothing in this Agreement is intended to, or shall, limit or interfere, in any way, with Employee’s right or ability to participate in or cooperate with any investigation or proceeding conducted by any such agency. Employee and Employer acknowledge and agree that Employee’s right and ability to engage and participate in the activities described in this paragraph shall not be limited or abridged, in any way, by any term, condition, or provision of, or obligation imposed by, this Agreement, including but not limited to any confidentiality and non-disparagement obligations. Employee and Employer further acknowledge and agree that nothing in this Agreement is intended to deter Employee from engaging or participating in any of the activities described in this paragraph. To the extent that any term or condition of this Agreement is inconsistent with this paragraph of the Agreement, this paragraph shall supersede and invalidate such term or condition to the extent necessary to ensure that Employee’s rights under federal, state, and local law are fully protected and guaranteed.

However, Employee also understands and acknowledges that by signing this Agreement Employee has completely waived Employee’s right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, proceeding, action, or lawsuit, and if Employee is awarded monetary damages in connection therewith, Employee hereby unconditionally assigns to Employer any right or interest Employee may have to receive such monetary damages.

4

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

11. No Admission of Liability. Nothing contained in this Agreement, nor the fact that Employer has signed this Agreement shall be considered an admission of any liability or wrongdoing whatsoever by Employer.

12. Legal Representation. Employee acknowledges and represents that Employee has had ample opportunity to receive the advice of independent legal counsel prior to the execution of this Agreement – and Employer advises Employee to do so – and ample opportunity to receive an explanation from such legal counsel of the legal nature and effect of this Agreement, that Employee has fully exercised that opportunity to the extent Employee desired, and that Employee fully understands the terms and provisions of this Agreement as well as its nature and effect. Employee further acknowledges and represents that Employee is entering into this Agreement completely freely and voluntarily.

13. Consideration Period. Employee has five (5) days from the date this Agreement is received to consider this Agreement (the “Consideration Period”). Employer provided this Agreement to Employee as of October 16, 2026, therefore the Consideration Period shall expire as of the close of business on Wednesday October 21, 2026. To accept this Agreement, Employee must return a signed original or a signed PDF copy of this Agreement. In the event Employee does not sign and return this Agreement prior to the expiration of the Consideration Period, this Agreement will expire and be rendered null, void, and unenforceable.

14. Non-Disparagement. Each Party agrees that it will not make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to the reputation, business, or goodwill of the other Party or, with respect to the Company, any of its officers, directors, employees, products, or services. Employee further agrees not to communicate with any media, analyst, investor, or other third party in a manner intended to harm the Company’s business interests or reputation.

The Company agrees to instruct its executive officers and directors not to make any statement, whether written, oral, or electronic, that is disparaging, defamatory, or damaging to Employee’s professional reputation. Notwithstanding the foregoing, nothing in this Section 14 shall prevent either Party from (i) testifying truthfully pursuant to a lawful court order or subpoena; (ii) making truthful statements to a government agency or regulatory authority; (iii) making any disclosure or filing required by the federal securities laws, including without limitation any filing required under Section 13 or Section 16 of the Exchange Act or Regulation FD thereunder; (iv) exercising rights protected under applicable law; or (v) making general commentary on market conditions, industry trends, or matters of public concern, provided that such commentary does not specifically identify or single out the other Party or, with respect to the Company, any of its current executive officers and directors, in a disparaging manner.

5

15. SEC Disclosure and Filing Obligations. Employee acknowledges that the Company is required to file a Current Report on Form 8-K with the SEC to disclose Employee’s mutual separation as Chief Financial Officer pursuant to Item 5.02 of Form 8-K, and that this Agreement (or a summary of its material terms) may be filed as an exhibit thereto or incorporated by reference in other SEC filings. The Company will provide Employee a reasonable opportunity to review and comment on any applicable Form 8-K, press release, internal announcement, or social media post by the Company or its officers before it is filed or released, provided that the Company shall have no obligation to accept Employee’s comments and that the disclosure obligations under applicable law shall control. The Form 8-K shall indicate that Employee’s separation was a joint decision made in the best interests of the Company and its shareholders, and no Form 8-K, press release, announcement or post by the Company or its officers shall indicate otherwise. The Company agrees to provide reasonable assistance to Employee in the preparation and timely filing of any Forms 4 and 5 required following the Separation Date, including with respect to the grant in Section 7, for a period of twelve months following the Separation Date.

16. Indemnification; D&O Insurance. The Company agrees that Employee shall continue to be entitled to indemnification and advancement of expenses to the fullest extent provided under the Company’s certificate of incorporation, bylaws, and the Indemnification Agreement between the Company and Employee, with respect to Employee’s acts and omissions during the period of Employee’s employment. The Company shall maintain directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage for Employee for a period of not less than six years following the Separation Date on terms no less favorable than the coverage provided to the Company’s current directors and officers as of the Separation Date, or, if the Company maintains a “tail” policy following any change of control, Employee shall be covered thereunder. Nothing in this Agreement shall limit or release Employee’s rights under this Section 16 or the Indemnification Agreement, which shall remain in full force and effect in accordance with its terms.

17. Other Provisions.

(a) Unemployment Benefits. In the event Employee files for unemployment benefits, Employer will not contest Employee’s eligibility and will respond truthfully to any such inquiries.

(b) Absence of Reliance. In signing this Agreement, Employee is not relying upon any promises or representations made by anyone at or on behalf of Employer.

(c) Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(d) Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

6

(e) Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the State of New York, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Employee or Employer or the “drafter” of all or any portion of this Agreement.

(f) Entire Agreement. This Agreement, together with the Surviving Documents, constitutes the entire agreement between Employee and Employer. This Agreement supersedes any previous agreements or understandings between Employee and Employer, except any other obligations specifically preserved in this Agreement. This Agreement cannot be changed unless in writing signed by both Parties which references and annexes a copy of this Agreement.

(g) Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court, administrative agency, arbitrator, or other entity, the Parties agree that said court, administrative agency, arbitrator, or other entity shall possess full discretion to interpret or modify all such provisions to the minimum extent necessary to be declared enforceable. If such interpretation or modification is not possible, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. However, in the event a court, administrative agency, arbitrator, or other entity finds the release set forth above to be illegal, void, or unenforceable, Employee agrees, at Employer’s option, to execute a release, waiver, and/or covenant that is legal and enforceable to effectuate the terms of this Agreement.

(h) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows.]

7

IN WITNESS WHEREOF, the Parties hereto have executed this Mutual Separation Agreement and General Release as of the Effective Date.

Silvia, Inc.		Renae Cormier

By:	/s/ Anthony Pompliano	By:	/s/ Renae Cormier
Name:	Anthony Pompliano	Date:	October 20, 2026
Title:	Chief Executive Officer

Please indicate Employee’s agreement to the terms of this Agreement by signing and returning to me the original or a PDF copy of this letter within the time period set forth above. This is a legal document containing a general release. Employee’s signature will commit Employee to its terms. By signing below, Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement and that Employee is knowingly and voluntarily entering into this Agreement.

/s/ Renae Cormier	October 20, 2026
Renae Cormier	Date

8

Exhibit 10.4

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of October 20, 2026 and is entered into by and between Silvia, Inc. (the “Company”) and Catalina Abbey (“Employee”) (collectively with the Company, the “Parties”; each of the Parties referred to individually as a “Party”).

WHEREAS, the Company desires to employ Employee in accordance with the terms and conditions set forth below; and

WHEREAS, Employee desires to be employed by the Company in accordance with the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

1.	EMPLOYMENT.

a.	Title. The Company hereby agrees to employ Employee, and Employee hereby accepts such employment, as interim Chief Financial Officer, reporting to the Chief Executive Officer.

b.	Employment Period. Employee’s employment with the Company shall commence on October 21, 2026 (the “Start Date”). This Agreement shall be effective as of the Start Date and shall continue until terminated in accordance with the terms of this Agreement.

c.	Principal Place of Employment. Employee’s principal place of employment shall be Miami, Florida; provided, however, that it is understood that travel may be necessary to fulfill Employee’s duties hereunder.

d.	At Will Relationship. Employee’s employment shall be considered “at will” in nature and, accordingly, either the Company or Employee may terminate this Agreement and Employee’s employment at any time (subject to the prior notice requirements of this Section 1(d) hereof) and for any reason, with or without cause. Nothing in this Agreement, including but not limited to Section 3 hereof, shall be construed as, or shall interfere with, abridge, limit, modify, or amend the “at will” nature of Employee’s employment with the Company. Upon Employee’s separation from employment with the Company (for any reason), all compensation and benefits payable or provided to Employee shall, except as required by applicable law, terminate as of the effective date of Employee’s termination (the “Termination Date”).

e.	Duties and Responsibilities. During Employee’s employment with the Company, Employee shall at all times: (i) comply with the terms and conditions set forth in this Agreement; (ii) perform and carry out such responsibilities, duties, and authorities as the Company may direct, designate, request of, or assign to Employee from time to time, which shall include, but not necessarily be limited to, such responsibilities, duties, and authorities that are typically performed by and assigned to employees in similar positions within similar companies; (iii) perform the duties and carry out the responsibilities assigned to her by the Company to the best of her ability, in a trustworthy, business-like, and efficient manner for the purpose of advancing the business and interests of the Company; (iv) devote sufficient time, attention, effort, and skill to her position with and the business of the Company; (v) comply with and abide by the Company’s policies, practices, and procedures (as may be amended or otherwise modified from time to time by the Company); and (vi) comply with all laws, rules, regulations, and licensing requirements of, or that may be applicable to, her employment with the Company.

In the event that any term(s) of this Agreement conflicts with a term(s) of any employee handbook, policy, practice, or procedure adopted or maintained, at any time, by the Company, the term(s) of this Agreement shall control and supersede such conflicting term(s).

f.	No Conflicts. Employee represents and warrants that she is not bound by or subject to any written or oral agreement, pact, covenant, or understanding with any previous or concurrent employer, or any other party, that would limit, abridge, restrict, or interfere with, in any way, her ability to perform her duties and obligations hereunder. Employee further represents and warrants that the performance of her duties and obligations hereunder shall not violate any written or oral agreement, pact, covenant, or understanding by and between her and any previous or concurrent employer, or any other party. Employee further represents and warrants that she will not use any trade secret, or confidential or proprietary information, of any of her previous or concurrent employers, or that was obtained, learned, or procured during any period of employment prior to or concurrent with her employment with the Company, in connection with her employment with the Company or in the performance of her duties and obligations hereunder.

2.	COMPENSATION AND BENEFITS. Subject to the terms and conditions of Sections 1 and 3 of this Agreement and Employee’s continued employment with the Company, and in consideration for the services to be provided hereunder by Employee, the Company hereby agrees to pay or otherwise provide Employee with the following compensation and benefits during her employment with the Company:

a.	Annual Salary. The Company shall pay Employee a base salary equal to $200,000 per year (as it may be adjusted from time to time, the “Annual Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. The Annual Salary shall be payable in accordance with the Company’s standard payroll practices and procedures, as in effect from time to time. Employee acknowledges and understands that her position of employment with the Company is considered “exempt,” as that term is defined under the Fair Labor Standards Act and applicable state or local law. As an exempt employee, Employee is not eligible to receive overtime pay.

b.	Annual Equity Awards. Employee will be eligible to receive grants of time-based restricted stock units under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”) with a grant date fair value (as determined by the Board (or its compensation committee)) equal to $200,000 per year (the “Equity Awards”). The Equity Awards will vest in equal quarterly installments over a twelve (12) month period following the grant date, subject to Employee’s continuous employment with the Company and good standing through each applicable vesting date. In order for the Employee to be eligible to receive Equity Awards pursuant to this Section 2(b), the Employee must remain continuously employed by the Company through the date of grant. The Equity Awards shall be subject to other customary terms to be set forth in the corresponding award agreement and the Plan.

c.	Benefit Plans. Employee shall be entitled to participate in any and all employee benefit plans, if any, which are made generally available to similarly-situated employees of the Company (and subject to eligibility requirements, enrollment criteria, and other terms and conditions of such plans), and which the Company (or any affiliate maintaining any such arrangement), in its sole discretion, may at any time amend, modify, or terminate, subject to the terms and conditions of such plans and applicable federal, state, or local law.

d.	Vacation and Sick Leave. Employee shall be entitled to vacation and sick leave in accordance with the Company’s respective vacation and sick leave policies, as in effect from time to time.

e.	Expenses. Employee shall be entitled to reimbursement for all reasonable business expenses that she incurs in connection with the performance of her duties and obligations hereunder in accordance with the Company’s expense reimbursement policy, as in effect from time to time.

3.	EFFECT OF TERMINATION. Employee’s employment may be terminated by the Company for Cause (as defined below) or without Cause or by resignation for any reason. In the event of any such termination, Employee shall only be entitled to the following:

a.	Termination of employment for any reason, Resignation by the Employee other than for Good Reason, or Termination by the Company for Cause. If Employee’s employment is terminated for any reason, is terminated by the Company for Cause or Employee resigns from her employment for any reason other than Good Reason (defined below), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive (i) any vacation accrued but unused as of the Termination Date, subject to the Company’s policies regarding vacation pay, and (ii) any Annual Salary earned but unpaid as of the Termination Date (the “Accrued Obligations”).

b.	Termination by the Company without Cause or by Employee for Good Reason. If Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, subject to the Employee executing and not revoking a general release of all claims against the Company, its subsidiaries, and any of their respective affiliates in a form to be provided to Employee from the Company (a “Release”) and the expiration of any applicable revocation period with respect to the Release within forty-five (45) days after the Employee’s Termination Date (the date in which the Release is fully effective and no longer revocable, the “Release Effective Date”), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive: (i) an amount equal to six (6) months of then-current Annual Salary, as of the Termination Date, which shall be paid, in equal monthly installments in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the effective date of the Release (the “Severance Payment Commencement Date”), with any such payments that would have otherwise been made to Employee following their Termination Date but prior to the Release Effective Date to be paid on the Severance Payment Commencement Date; and (ii) any Accrued Obligations as of the Termination Date.

For purposes herein, “Cause” shall mean the occurrence of any one or more of the following events, as determined in the sole discretion of the Company:

a.	Willful Misconduct or Gross Negligence: Employee’s willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of their position (other than as a result of physical or mental incapacity), after written notice from the Company and a reasonable opportunity to cure, if curable.

b.	Violation of Policies: Employee’s material violation of any written policy, code of conduct, or procedure of the Company, its subsidiaries, or any of their respective affiliates, including but not limited to those relating to harassment, discrimination, workplace safety, or substance abuse.

c.	Dishonesty or Fraud: Employee’s commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to the Company, its subsidiaries, or any of their respective affiliates.

d.	Criminal Conduct: Employee’s indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, or theft.

e.	Breach of Agreement or Fiduciary Duty: Employee’s material breach of this Agreement or any other written agreement with the Company, its subsidiaries, or any of their respective affiliates, or Employee’s breach of any fiduciary duty owed to the Company, its subsidiaries, or any of their respective affiliates.

f.	Unauthorized Disclosure: Employee’s unauthorized use or disclosure of any confidential or proprietary information of the Company, its subsidiaries, or any of their respective affiliates.

For purposes herein, “Good Reason” means there has been, without the consent of Employee, the occurrence of any of the following grounds that has not been cured by the Company within thirty (30) days after written notice to the Company of such purported grounds (which notice must be provided within thirty (30) days following the actual knowledge by Employee of such purported grounds): (i) a material diminution in Employee’s Annual Salary; provided, however that a material reduction in the Employee’s Annual Salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the Employee to a greater extent than other similarly situated employees shall not constitute Good Reason; (ii) a material diminution of Employee’s authority, duties, or responsibilities (other than during a suspension or investigation of grounds that may constitute Cause); or (iii) Employee being required to relocate the Employee’s primary work location to a facility or location that would increase the Employee’s one way commute distance by more than twenty-five miles from the Employee’s primary work location as of immediately prior to such change.

If the Company timely cures the condition giving rise to Good Reason for Employee’s resignation, the notice of termination shall become null and void.

4.	NON-DISPARAGEMENT. Employee covenants and agrees that, Employee shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages the Company and its subsidiaries and affiliates, their services, products, officers, directors, managers, employees, shareholders, members, investments or agents. The Company and its subsidiaries and affiliates covenant and agree that, the Company and its subsidiaries and affiliates shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages Employee. Nothing in this Section 4 shall prohibit any person from (A) testifying truthfully in any legal or administrative proceeding or otherwise truthfully responding to any other request for information or testimony to which such person is legally required to respond; (B) making any truthful statement to the extent necessary to rebut any untrue public statements made by another person; (C) making any statement or engaging in any conduct that would constitute a permitted disclosure; (D) making any truthful statement as part of or in any arbitration or court proceeding that involves such person; or (E) making any truthful statement or expression of opinion in connection with requests from third parties for employment references or in connection with discussions involving matters of workplace concern, such as performance review, bonus determination, or investigation.

5.	CONFIDENTIALITY.

a.	Employee acknowledges that during her employment with the Company, and by the nature of Employee’s duties and obligations hereunder, Employee will come into close contact with confidential information of the Company and its subsidiaries, affiliates, and/or other related entities, as applicable, including but not limited to: trade secrets, know-how, Intellectual Property (as that term is defined below), business plans, client/customer lists, pricing, sales and marketing information, products, research, algorithms, market intelligence, services, technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, designs, works of art, the identity of and any information concerning affiliates or customers, or potential customers, information received from others that the Company and its subsidiaries and affiliates are obligated to treat as confidential or proprietary, and any other technical, operating, non-public financial, and other business information that has commercial value, whether relating to the Company, its business, potential business, or operations, or the business of any of the Company’s and its affiliates, subsidiaries, related entities, clients, customers, suppliers, vendors, licensees, or licensors, that Employee may develop or of which Employee may acquire knowledge during her employment with the Company, or from her colleagues while working for the Company, whether prior to, during, or subsequent to her execution of this Agreement, and all other business affairs, methods, and information not readily available to the public (collectively, “Confidential Information”). Confidential Information does not include: (i) Employee’s general skills and experience; (ii) information that was lawfully in Employee’s possession prior to her employment with the Company (other than through breach by a third party of any confidentiality obligation to the Company and its subsidiaries and affiliates); (iii) information that is or becomes publicly available without any direct or indirect act or omission on Employee’s part; (iv) information that is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that, except as set forth in and subject to Section 5(b) of this Agreement, Employee shall first have given reasonable notice to the Company prior to making such disclosure; or (v) information that is generally known within the industries or trades in which the Company and its subsidiaries and affiliates transact business.

The term “Intellectual Property” means all discoveries, procedures, designs, creations, developments, improvements, methods, techniques, practices, methodologies, data models, databases, scripts, know-how, processes, algorithms, application program interfaces, software programs, software source documents and training manuals, codes, formulae, works of authorship, mask-works, reports, memoranda, ideas, inventions, customer lists, business and/or financial information, and contributions of any kind, whether or not they are patentable, registrable, or protectable under federal or state patent, copyright, or trade secret laws, or similar statutes, or protectable under common-law principles, and regardless of their form or state of development, that are made, conceived, generated, or reduced to practice by Employee, in whole or in part, either alone or jointly with others, or while Employee was serving as an officer, director, employee, or consultant of, or in any other capacity with, the Company. Notwithstanding anything else in this Agreement, and as it used in this Section 5, the term “Intellectual Property” excludes any software program, application program interface, equipment, supplies, resources, facilities, data, products, information, materials, or trade secrets used by the Company and its subsidiaries and affiliates, and which was developed entirely on Employee’s own time, unless said Intellectual Property: (i) relates to the Company’s and its subsidiaries and affiliates business or potential business; or (ii) results from tasks assigned to Employee by the Company or from work performed by Employee for the Company.

Employee acknowledges and agrees that each and every part of the Company’s and its subsidiaries and affiliates Confidential Information: (a) has been developed by the Company and its subsidiaries and affiliates at significant effort and expense; (b) is sufficiently secret to derive economic value from not being generally known to other parties; (c) is proprietary to and a trade secret of the Company and its subsidiaries and affiliates and, as such, is a valuable, special, and unique asset of the Company and its subsidiaries and affiliates; and (d) constitutes a protectable business interest of the Company and its subsidiaries and affiliates. Employee further acknowledges and agrees that any unauthorized use or disclosure of any Confidential Information by Employee will cause irreparable harm and loss to the Company and its subsidiaries and affiliates. Employee acknowledges and agrees that the Company and its subsidiaries and affiliates own the Confidential Information. Employee agrees not to dispute, contest, or deny any such ownership rights either during or after Employee’s employment with the Company.

In recognition of the foregoing, and except as set forth in and subject to Section 5(b) of this Agreement, Employee covenants and agrees as follows:

i.	Employee will use Confidential Information only in the performance of her duties and obligations hereunder for the Company. Employee will not use Confidential Information, directly or indirectly, at any time during or after her employment with the Company, for her personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the Company and its subsidiaries and affiliates. Further, Employee will keep secret all Confidential Information and will not make use of, divulge, or otherwise disclose Confidential Information, directly or indirectly, to anyone outside of the Company, except with the Company’s prior written consent;

ii.	Employee will take all necessary and reasonable steps to protect Confidential Information from being disclosed to anyone within the Company who does not have a need to know the information and to anyone outside of the Company, except with the Company’s prior written consent;

iii.	Employee shall not at any time remove, copy, download, or transmit any information from the Company and its subsidiaries and affiliates during the term of this Agreement, except for the benefit of the Company and in accordance with this Agreement and the Company’s policies; and

iv.	Promptly upon Employee’s termination, and in any event no later than three (3) business days after Employee’s employment with the Company ceases, Employee shall return to the Company and its subsidiaries and affiliates any and all Confidential Information in her possession, custody, or control, including but not limited to all memoranda, notes, records, plans, reports, forecast, marketing information, financial records and information, employee or contractor records and files, client lists, training materials, trade secrets, and all other documents (and all copies thereof), whether in electronic or hard copy form, which Employee obtained while employed by the Company or otherwise serving or acting on behalf of the Company, or which Employee may then possess or have under Employee’s control.

b.	Duration of Covenant. Employee acknowledges and agrees that her obligations under this Section 5 of the Agreement shall remain in effect forever.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Employee’s (or her attorney’s) right, without prior authorization from or notification to the Company: (i) to engage in any activity or conduct or any provision of the National Labor Relations Act (and, in fact, this Section 5 of the Agreement shall not apply to, among other things, any discussion of company wages, hours, and working conditions as protected by the National Labor Relations Act and/or any other applicable federal, state, or local law); (ii) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (iii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iv) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to her attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

c.	Retention of All Other Rights. Employee’s obligations under this Section 5 of the Agreement are in addition to, and not in place or lieu of, any other statutory or common law obligations that Employee may have with regard to the maintenance, preservation, protection, use, and/or disclosure of Confidential Information, and the Company specifically reserves all rights it may have against Employee should Employee violate any such statutory or common law obligations.

6.	NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally or by hand (with written confirmation of receipt); (ii) if sent by a nationally-recognized overnight courier, on the date received by the addressee (with written confirmation of receipt); or (iii) on the date sent by electronic mail or facsimile (with confirmation of transmission), to the recipient(s) specified below (or to such other recipient and/or address as either Party may, from time to time, designate in writing in accordance with the terms and conditions of this Agreement).

7.	LEGAL REPRESENTATION. Employee acknowledges that she was advised to consult with, and has had ample opportunity to receive the advice of, independent legal counsel before executing this Agreement – and the Company hereby advises Employee to do so – and that Employee has fully exercised that opportunity to the extent he desired. Employee acknowledges that she had ample opportunity to consider this Agreement and to receive an explanation from such legal counsel of the legal nature, effect, ramifications, and consequences of this Agreement. Employee warrants that she has carefully read this Agreement, that she understands completely its contents, that she understands the significance, nature, effect, and consequences of signing it, and that she has agreed to and signed this Agreement knowingly and voluntarily of her own free will, act, and deed, and for full and sufficient consideration.

8.	ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. In entering into and performing under this Agreement, neither the Company nor Employee has relied upon any promises, representations, or statements except as expressly set forth herein. No modification, alteration, amendment, revision of, or supplement to this Agreement shall be valid or effective unless the same is memorialized in a writing signed by both by Employee and a duly-authorized representative or agent of the Company. Neither e-mail correspondence, text messages, nor any other electronic communications constitutes a writing for purposes of this Section 8 of the Agreement.

9.	GOVERNING LAW. This Agreement shall in all respects be interpreted, enforced, and governed by and in accordance with the internal substantive laws (and not the conflict of laws principles thereof) of the State of New York. Each of the Parties hereto submits to the jurisdiction of the federal and state courts of New York, New York (or any appellate court thereof) in any action or proceeding arising out of or relating to this Agreement.

10.	ASSIGNMENT. This Agreement shall not be assignable by Employee, but shall be binding upon Employee and upon her heirs, administrators, representatives, executors, and successors. This Agreement shall be freely assignable by the Company without restriction and, without limitation of the foregoing, shall be deemed automatically assigned by the Company with Employee’s consent in the event of any sale, merger, share exchange, consolidation, or other business reorganization. This Agreement shall inure to the benefit of the Company and its successors and assigns.

11.	SEVERABILITY. If one or more of the provisions of this Agreement is deemed void by law, then the remaining provisions shall continue with full force and effect and, if legally permitted, such offending provision or provisions shall be replaced with an enforceable provision or enforceable provisions that as nearly as possible effects the Parties’ intent. Without limiting the generality of the foregoing, the Parties hereby expressly state their intent that, to the extent any provision of this Agreement is deemed unenforceable due to the scope, whether geographic, temporal, or otherwise, being deemed excessive, unreasonable, and/or overbroad, the court, person, or entity rendering such opinion regarding the scope shall modify such provision(s), or shall direct or permit the Parties to modify such provision(s), to the minimum extent necessary to cause such provision(s) to be enforceable.

12.	SURVIVAL. Upon the termination or expiration of this Agreement, the entire Agreement shall survive such termination or expiration, and shall continue, with full force and effect, in accordance with their respective terms and conditions.

13.	WAIVER. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the Party with respect to such future performance shall continue with full force and effect. No waiver of any such right will have effect unless given in a writing signed by the Party against whom the waiver is to be enforced.

14.	COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“SECTION 409A”).

a.	It is the intention of the Parties that all payments and benefits under this Agreement (and any amendment hereto) shall be made and provided in a manner that is either exempt from or compliant with Section 409A of the Internal Revenue Code and the rules, regulations and notices thereunder (“Code Section 409A”). Any ambiguity in this Agreement (or any amendment hereto) shall be interpreted to comply with the above. Employee acknowledges that the Company has made no representations and makes no guarantee as to the treatment of the compensation and benefits provided hereunder and Employee has been advised to obtain her own tax advice, and further, Employee agrees that the Company and the Company’s officers, employees, agents, equity holders, successors, affiliates and representatives shall have no liability for any of the payments or benefits under this Agreement or any other arrangement failing to be exempt from or to comply with Code Section 409A. Each amount or benefit payable pursuant to this Agreement (and any amendment hereto) shall be a separate payment for purposes of Code Section 409A. For all purposes of this Agreement, any iteration of the word “termination” (e.g., “terminated”) with respect to Employee’s employment shall mean a separation from service within the meaning of Code Section 409A. Without limiting the generality of the foregoing, for purposes of this Agreement, Employee shall be considered to have a termination of employment only if such termination is a “separation from service” within the meaning of Code Section 409A. If the payment period under this Agreement commences in one taxable year and ends in the following taxable year, then no payments shall commence earlier than the second taxable year.

b.	To the extent that the reimbursement of any benefits or the provision of any in-kind kind benefits pursuant to this Agreement is subject to Code Section 409A: (a) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; (b) all such expenses eligible for reimbursement hereunder shall be paid to the Employee no later than December 31st of the calendar year following the calendar year in which such expenses were incurred; and (c) Employee’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefits.

c.	Notwithstanding anything in this Agreement to the contrary, in the event the stock of the Company (or its successor) is publicly traded on an established securities market or otherwise and the Employee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Code Section 409A) at the time of Employee’s termination of employment, any payments under this Agreement that are deemed to be deferred compensation subject to Code Section 409A and payable in connection with a separation from service shall not be paid or begin payment until the earlier of (a) Employee’s death or (b) the first day following the six (6) month anniversary of the Termination Date. If the payment of any amounts under this Agreement are delayed as a result of the previous sentence, on the first day following the end of the six (6) month period, the Company shall pay Employee a lump sum amount equal to the cumulative amounts that would have otherwise been previously paid to Employee under this Agreement during such six (6) month period, without interest thereon. To the extent permitted under Code Section 409A, any separate payment or benefits under this Agreement or otherwise shall not be “deferred compensation” subject to Code Section 409A and the six-month delay provided in this subsection, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) and any other applicable exception or provision under Code Section 409A.

15.	TAXES. The Parties acknowledge and agree that the Company may withhold from any amounts payable under this Agreement such federal, state, local, and foreign taxes and withholdings as may be required to be withheld pursuant to any applicable law, rule, or regulation.

16.	SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience, and shall not affect, or be used in connection with, the interpretation of this Agreement. Any reference to any gender in this Agreement shall include, where appropriate, any other gender.

17.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:	SILVIA, INC.

/s/ Catalina Abbey	By:	/s/ Anthony Pompliano
Catalina Abbey		Anthony Pompliano

Exhibit 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of October 20, 2026 and is entered into by and between Silvia, Inc. (the “Company”) and Caroline Hennigar (“Employee”) (collectively with the Company, the “Parties”; each of the Parties referred to individually as a “Party”).

WHEREAS, the Company desires to employ Employee in accordance with the terms and conditions set forth below; and

WHEREAS, Employee desires to be employed by the Company in accordance with the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

1.	EMPLOYMENT.

a.	Title. The Company hereby agrees to employ Employee, and Employee hereby accepts such employment, as Chief Operating Officer, reporting to the Chief Executive Officer.

b.	Employment Period. Employee’s employment with the Company shall commence on October 21, 2026 (the “Start Date”). This Agreement shall be effective as of the Start Date and shall continue until terminated in accordance with the terms of this Agreement.

c.	Principal Place of Employment. Employee’s principal place of employment shall be New York, New York; provided, however, that it is understood that travel may be necessary to fulfill Employee’s duties hereunder.

d.	At Will Relationship. Employee’s employment shall be considered “at will” in nature and, accordingly, either the Company or Employee may terminate this Agreement and Employee’s employment at any time (subject to the prior notice requirements of this Section 1(d) hereof) and for any reason, with or without cause. Nothing in this Agreement, including but not limited to Section 3 hereof, shall be construed as, or shall interfere with, abridge, limit, modify, or amend the “at will” nature of Employee’s employment with the Company. Upon Employee’s separation from employment with the Company (for any reason), all compensation and benefits payable or provided to Employee shall, except as required by applicable law, terminate as of the effective date of Employee’s termination (the “Termination Date”).

e.	Duties and Responsibilities. During Employee’s employment with the Company, Employee shall at all times: (i) comply with the terms and conditions set forth in this Agreement; (ii) perform and carry out such responsibilities, duties, and authorities as the Company may direct, designate, request of, or assign to Employee from time to time, which shall include, but not necessarily be limited to, such responsibilities, duties, and authorities that are typically performed by and assigned to employees in similar positions within similar companies; (iii) perform the duties and carry out the responsibilities assigned to her by the Company to the best of her ability, in a trustworthy, business-like, and efficient manner for the purpose of advancing the business and interests of the Company; (iv) devote sufficient time, attention, effort, and skill to her position with and the business of the Company; (v) comply with and abide by the Company’s policies, practices, and procedures (as may be amended or otherwise modified from time to time by the Company); and (vi) comply with all laws, rules, regulations, and licensing requirements of, or that may be applicable to, her employment with the Company.

In the event that any term(s) of this Agreement conflicts with a term(s) of any employee handbook, policy, practice, or procedure adopted or maintained, at any time, by the Company, the term(s) of this Agreement shall control and supersede such conflicting term(s).

f.	No Conflicts. Employee represents and warrants that she is not bound by or subject to any written or oral agreement, pact, covenant, or understanding with any previous or concurrent employer, or any other party, that would limit, abridge, restrict, or interfere with, in any way, her ability to perform her duties and obligations hereunder. Employee further represents and warrants that the performance of her duties and obligations hereunder shall not violate any written or oral agreement, pact, covenant, or understanding by and between her and any previous or concurrent employer, or any other party. Employee further represents and warrants that she will not use any trade secret, or confidential or proprietary information, of any of her previous or concurrent employers, or that was obtained, learned, or procured during any period of employment prior to or concurrent with her employment with the Company, in connection with her employment with the Company or in the performance of her duties and obligations hereunder.

2.	COMPENSATION AND BENEFITS. Subject to the terms and conditions of Sections 1 and 3 of this Agreement and Employee’s continued employment with the Company, and in consideration for the services to be provided hereunder by Employee, the Company hereby agrees to pay or otherwise provide Employee with the following compensation and benefits during her employment with the Company:

a.	Annual Salary. The Company shall pay Employee a base salary equal to $250,000 per year (as it may be adjusted from time to time, the “Annual Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. The Annual Salary shall be payable in accordance with the Company’s standard payroll practices and procedures, as in effect from time to time. Employee acknowledges and understands that her position of employment with the Company is considered “exempt,” as that term is defined under the Fair Labor Standards Act and applicable state or local law. As an exempt employee, Employee is not eligible to receive overtime pay.

b.	Annual Equity Awards. Employee will be eligible to receive grants of time-based restricted stock units under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”) with a grant date fair value (as determined by the Board (or its compensation committee)) equal to $150,000 per year (the “Equity Awards”). The Equity Awards will vest in equal quarterly installments over a twelve (12) month period following the grant date, subject to Employee’s continuous employment with the Company and good standing through each applicable vesting date. In order for the Employee to be eligible to receive Equity Awards pursuant to this Section 2(b), the Employee must remain continuously employed by the Company through the date of grant. The Equity Awards shall be subject to other customary terms to be set forth in the corresponding award agreement and the Plan.

c.	Benefit Plans. Employee shall be entitled to participate in any and all employee benefit plans, if any, which are made generally available to similarly-situated employees of the Company (and subject to eligibility requirements, enrollment criteria, and other terms and conditions of such plans), and which the Company (or any affiliate maintaining any such arrangement), in its sole discretion, may at any time amend, modify, or terminate, subject to the terms and conditions of such plans and applicable federal, state, or local law.

d.	Vacation and Sick Leave. Employee shall be entitled to vacation and sick leave in accordance with the Company’s respective vacation and sick leave policies, as in effect from time to time.

e.	Expenses. Employee shall be entitled to reimbursement for all reasonable business expenses that she incurs in connection with the performance of her duties and obligations hereunder in accordance with the Company’s expense reimbursement policy, as in effect from time to time.

3.	EFFECT OF TERMINATION. Employee’s employment may be terminated by the Company for Cause (as defined below) or without Cause or by resignation for any reason. In the event of any such termination, Employee shall only be entitled to the following:

a.	Termination of employment for any reason, Resignation by the Employee other than for Good Reason, or Termination by the Company for Cause. If Employee’s employment is terminated for any reason, is terminated by the Company for Cause or Employee resigns from her employment for any reason other than Good Reason (defined below), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive (i) any vacation accrued but unused as of the Termination Date, subject to the Company’s policies regarding vacation pay, and (ii) any Annual Salary earned but unpaid as of the Termination Date (the “Accrued Obligations”).

b.	Termination by the Company without Cause or by Employee for Good Reason. If Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, subject to the Employee executing and not revoking a general release of all claims against the Company, its subsidiaries, and any of their respective affiliates in a form to be provided to Employee from the Company (a “Release”) and the expiration of any applicable revocation period with respect to the Release within forty-five (45) days after the Employee’s Termination Date (the date in which the Release is fully effective and no longer revocable, the “Release Effective Date”), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive: (i) an amount equal to six (6) months of then-current Annual Salary, as of the Termination Date, which shall be paid, in equal monthly installments in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the effective date of the Release (the “Severance Payment Commencement Date”), with any such payments that would have otherwise been made to Employee following their Termination Date but prior to the Release Effective Date to be paid on the Severance Payment Commencement Date; and (ii) any Accrued Obligations as of the Termination Date.

For purposes herein, “Cause” shall mean the occurrence of any one or more of the following events, as determined in the sole discretion of the Company:

a.	Willful Misconduct or Gross Negligence: Employee’s willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of their position (other than as a result of physical or mental incapacity), after written notice from the Company and a reasonable opportunity to cure, if curable.

b.	Violation of Policies: Employee’s material violation of any written policy, code of conduct, or procedure of the Company, its subsidiaries, or any of their respective affiliates, including but not limited to those relating to harassment, discrimination, workplace safety, or substance abuse.

c.	Dishonesty or Fraud: Employee’s commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to the Company, its subsidiaries, or any of their respective affiliates.

d.	Criminal Conduct: Employee’s indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, or theft.

e.	Breach of Agreement or Fiduciary Duty: Employee’s material breach of this Agreement or any other written agreement with the Company, its subsidiaries, or any of their respective affiliates, or Employee’s breach of any fiduciary duty owed to the Company, its subsidiaries, or any of their respective affiliates.

f.	Unauthorized Disclosure: Employee’s unauthorized use or disclosure of any confidential or proprietary information of the Company, its subsidiaries, or any of their respective affiliates.

For purposes herein, “Good Reason” means there has been, without the consent of Employee, the occurrence of any of the following grounds that has not been cured by the Company within thirty (30) days after written notice to the Company of such purported grounds (which notice must be provided within thirty (30) days following the actual knowledge by Employee of such purported grounds): (i) a material diminution in Employee’s Annual Salary; provided, however that a material reduction in the Employee’s Annual Salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the Employee to a greater extent than other similarly situated employees shall not constitute Good Reason; (ii) a material diminution of Employee’s authority, duties, or responsibilities (other than during a suspension or investigation of grounds that may constitute Cause); or (iii) Employee being required to relocate the Employee’s primary work location to a facility or location that would increase the Employee’s one way commute distance by more than twenty-five miles from the Employee’s primary work location as of immediately prior to such change.

If the Company timely cures the condition giving rise to Good Reason for Employee’s resignation, the notice of termination shall become null and void.

4.	NON-DISPARAGEMENT. Employee covenants and agrees that, Employee shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages the Company and its subsidiaries and affiliates, their services, products, officers, directors, managers, employees, shareholders, members, investments or agents. The Company and its subsidiaries and affiliates covenant and agree that, the Company and its subsidiaries and affiliates shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages Employee. Nothing in this Section 4 shall prohibit any person from (A) testifying truthfully in any legal or administrative proceeding or otherwise truthfully responding to any other request for information or testimony to which such person is legally required to respond; (B) making any truthful statement to the extent necessary to rebut any untrue public statements made by another person; (C) making any statement or engaging in any conduct that would constitute a permitted disclosure; (D) making any truthful statement as part of or in any arbitration or court proceeding that involves such person; or (E) making any truthful statement or expression of opinion in connection with requests from third parties for employment references or in connection with discussions involving matters of workplace concern, such as performance review, bonus determination, or investigation.

5.	CONFIDENTIALITY.

a.	Employee acknowledges that during her employment with the Company, and by the nature of Employee’s duties and obligations hereunder, Employee will come into close contact with confidential information of the Company and its subsidiaries, affiliates, and/or other related entities, as applicable, including but not limited to: trade secrets, know-how, Intellectual Property (as that term is defined below), business plans, client/customer lists, pricing, sales and marketing information, products, research, algorithms, market intelligence, services, technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, designs, works of art, the identity of and any information concerning affiliates or customers, or potential customers, information received from others that the Company and its subsidiaries and affiliates are obligated to treat as confidential or proprietary, and any other technical, operating, non-public financial, and other business information that has commercial value, whether relating to the Company, its business, potential business, or operations, or the business of any of the Company’s and its affiliates, subsidiaries, related entities, clients, customers, suppliers, vendors, licensees, or licensors, that Employee may develop or of which Employee may acquire knowledge during her employment with the Company, or from her colleagues while working for the Company, whether prior to, during, or subsequent to her execution of this Agreement, and all other business affairs, methods, and information not readily available to the public (collectively, “Confidential Information”). Confidential Information does not include: (i) Employee’s general skills and experience; (ii) information that was lawfully in Employee’s possession prior to her employment with the Company (other than through breach by a third party of any confidentiality obligation to the Company and its subsidiaries and affiliates); (iii) information that is or becomes publicly available without any direct or indirect act or omission on Employee’s part; (iv) information that is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that, except as set forth in and subject to Section 5(b) of this Agreement, Employee shall first have given reasonable notice to the Company prior to making such disclosure; or (v) information that is generally known within the industries or trades in which the Company and its subsidiaries and affiliates transact business.

The term “Intellectual Property” means all discoveries, procedures, designs, creations, developments, improvements, methods, techniques, practices, methodologies, data models, databases, scripts, know-how, processes, algorithms, application program interfaces, software programs, software source documents and training manuals, codes, formulae, works of authorship, mask-works, reports, memoranda, ideas, inventions, customer lists, business and/or financial information, and contributions of any kind, whether or not they are patentable, registrable, or protectable under federal or state patent, copyright, or trade secret laws, or similar statutes, or protectable under common-law principles, and regardless of their form or state of development, that are made, conceived, generated, or reduced to practice by Employee, in whole or in part, either alone or jointly with others, or while Employee was serving as an officer, director, employee, or consultant of, or in any other capacity with, the Company. Notwithstanding anything else in this Agreement, and as it used in this Section 5, the term “Intellectual Property” excludes any software program, application program interface, equipment, supplies, resources, facilities, data, products, information, materials, or trade secrets used by the Company and its subsidiaries and affiliates, and which was developed entirely on Employee’s own time, unless said Intellectual Property: (i) relates to the Company’s and its subsidiaries and affiliates business or potential business; or (ii) results from tasks assigned to Employee by the Company or from work performed by Employee for the Company.

Employee acknowledges and agrees that each and every part of the Company’s and its subsidiaries and affiliates Confidential Information: (a) has been developed by the Company and its subsidiaries and affiliates at significant effort and expense; (b) is sufficiently secret to derive economic value from not being generally known to other parties; (c) is proprietary to and a trade secret of the Company and its subsidiaries and affiliates and, as such, is a valuable, special, and unique asset of the Company and its subsidiaries and affiliates; and (d) constitutes a protectable business interest of the Company and its subsidiaries and affiliates. Employee further acknowledges and agrees that any unauthorized use or disclosure of any Confidential Information by Employee will cause irreparable harm and loss to the Company and its subsidiaries and affiliates. Employee acknowledges and agrees that the Company and its subsidiaries and affiliates own the Confidential Information. Employee agrees not to dispute, contest, or deny any such ownership rights either during or after Employee’s employment with the Company.

In recognition of the foregoing, and except as set forth in and subject to Section 5(b) of this Agreement, Employee covenants and agrees as follows:

i.	Employee will use Confidential Information only in the performance of her duties and obligations hereunder for the Company. Employee will not use Confidential Information, directly or indirectly, at any time during or after her employment with the Company, for her personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the Company and its subsidiaries and affiliates. Further, Employee will keep secret all Confidential Information and will not make use of, divulge, or otherwise disclose Confidential Information, directly or indirectly, to anyone outside of the Company, except with the Company’s prior written consent;

ii.	Employee will take all necessary and reasonable steps to protect Confidential Information from being disclosed to anyone within the Company who does not have a need to know the information and to anyone outside of the Company, except with the Company’s prior written consent;

iii.	Employee shall not at any time remove, copy, download, or transmit any information from the Company and its subsidiaries and affiliates during the term of this Agreement, except for the benefit of the Company and in accordance with this Agreement and the Company’s policies; and

iv.	Promptly upon Employee’s termination, and in any event no later than three (3) business days after Employee’s employment with the Company ceases, Employee shall return to the Company and its subsidiaries and affiliates any and all Confidential Information in her possession, custody, or control, including but not limited to all memoranda, notes, records, plans, reports, forecast, marketing information, financial records and information, employee or contractor records and files, client lists, training materials, trade secrets, and all other documents (and all copies thereof), whether in electronic or hard copy form, which Employee obtained while employed by the Company or otherwise serving or acting on behalf of the Company, or which Employee may then possess or have under Employee’s control.

b.	Duration of Covenant. Employee acknowledges and agrees that her obligations under this Section 5 of the Agreement shall remain in effect forever.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Employee’s (or her attorney’s) right, without prior authorization from or notification to the Company: (i) to engage in any activity or conduct or any provision of the National Labor Relations Act (and, in fact, this Section 5 of the Agreement shall not apply to, among other things, any discussion of company wages, hours, and working conditions as protected by the National Labor Relations Act and/or any other applicable federal, state, or local law); (ii) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (iii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iv) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to her attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

c.	Retention of All Other Rights. Employee’s obligations under this Section 5 of the Agreement are in addition to, and not in place or lieu of, any other statutory or common law obligations that Employee may have with regard to the maintenance, preservation, protection, use, and/or disclosure of Confidential Information, and the Company specifically reserves all rights it may have against Employee should Employee violate any such statutory or common law obligations.

6.	NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally or by hand (with written confirmation of receipt); (ii) if sent by a nationally-recognized overnight courier, on the date received by the addressee (with written confirmation of receipt); or (iii) on the date sent by electronic mail or facsimile (with confirmation of transmission), to the recipient(s) and address(es) specified below (or to such other recipient and/or address as either Party may, from time to time, designate in writing in accordance with the terms and conditions of this Agreement).

7.	LEGAL REPRESENTATION. Employee acknowledges that she was advised to consult with, and has had ample opportunity to receive the advice of, independent legal counsel before executing this Agreement – and the Company hereby advises Employee to do so – and that Employee has fully exercised that opportunity to the extent he desired. Employee acknowledges that she had ample opportunity to consider this Agreement and to receive an explanation from such legal counsel of the legal nature, effect, ramifications, and consequences of this Agreement. Employee warrants that she has carefully read this Agreement, that she understands completely its contents, that she understands the significance, nature, effect, and consequences of signing it, and that she has agreed to and signed this Agreement knowingly and voluntarily of her own free will, act, and deed, and for full and sufficient consideration.

8.	ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. In entering into and performing under this Agreement, neither the Company nor Employee has relied upon any promises, representations, or statements except as expressly set forth herein. No modification, alteration, amendment, revision of, or supplement to this Agreement shall be valid or effective unless the same is memorialized in a writing signed by both by Employee and a duly-authorized representative or agent of the Company. Neither e-mail correspondence, text messages, nor any other electronic communications constitutes a writing for purposes of this Section 8 of the Agreement.

9.	GOVERNING LAW. This Agreement shall in all respects be interpreted, enforced, and governed by and in accordance with the internal substantive laws (and not the conflict of laws principles thereof) of the State of New York. Each of the Parties hereto submits to the jurisdiction of the federal and state courts of New York, New York (or any appellate court thereof) in any action or proceeding arising out of or relating to this Agreement.

10.	ASSIGNMENT. This Agreement shall not be assignable by Employee, but shall be binding upon Employee and upon her heirs, administrators, representatives, executors, and successors. This Agreement shall be freely assignable by the Company without restriction and, without limitation of the foregoing, shall be deemed automatically assigned by the Company with Employee’s consent in the event of any sale, merger, share exchange, consolidation, or other business reorganization. This Agreement shall inure to the benefit of the Company and its successors and assigns.

11.	SEVERABILITY. If one or more of the provisions of this Agreement is deemed void by law, then the remaining provisions shall continue with full force and effect and, if legally permitted, such offending provision or provisions shall be replaced with an enforceable provision or enforceable provisions that as nearly as possible effects the Parties’ intent. Without limiting the generality of the foregoing, the Parties hereby expressly state their intent that, to the extent any provision of this Agreement is deemed unenforceable due to the scope, whether geographic, temporal, or otherwise, being deemed excessive, unreasonable, and/or overbroad, the court, person, or entity rendering such opinion regarding the scope shall modify such provision(s), or shall direct or permit the Parties to modify such provision(s), to the minimum extent necessary to cause such provision(s) to be enforceable.

12.	SURVIVAL. Upon the termination or expiration of this Agreement, the entire Agreement shall survive such termination or expiration, and shall continue, with full force and effect, in accordance with their respective terms and conditions.

13.	WAIVER. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the Party with respect to such future performance shall continue with full force and effect. No waiver of any such right will have effect unless given in a writing signed by the Party against whom the waiver is to be enforced.

14.	COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“SECTION 409A”).

a.	It is the intention of the Parties that all payments and benefits under this Agreement (and any amendment hereto) shall be made and provided in a manner that is either exempt from or compliant with Section 409A of the Internal Revenue Code and the rules, regulations and notices thereunder (“Code Section 409A”). Any ambiguity in this Agreement (or any amendment hereto) shall be interpreted to comply with the above. Employee acknowledges that the Company has made no representations and makes no guarantee as to the treatment of the compensation and benefits provided hereunder and Employee has been advised to obtain her own tax advice, and further, Employee agrees that the Company and the Company’s officers, employees, agents, equity holders, successors, affiliates and representatives shall have no liability for any of the payments or benefits under this Agreement or any other arrangement failing to be exempt from or to comply with Code Section 409A. Each amount or benefit payable pursuant to this Agreement (and any amendment hereto) shall be a separate payment for purposes of Code Section 409A. For all purposes of this Agreement, any iteration of the word “termination” (e.g., “terminated”) with respect to Employee’s employment shall mean a separation from service within the meaning of Code Section 409A. Without limiting the generality of the foregoing, for purposes of this Agreement, Employee shall be considered to have a termination of employment only if such termination is a “separation from service” within the meaning of Code Section 409A. If the payment period under this Agreement commences in one taxable year and ends in the following taxable year, then no payments shall commence earlier than the second taxable year.

b.	To the extent that the reimbursement of any benefits or the provision of any in-kind kind benefits pursuant to this Agreement is subject to Code Section 409A: (a) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; (b) all such expenses eligible for reimbursement hereunder shall be paid to the Employee no later than December 31st of the calendar year following the calendar year in which such expenses were incurred; and (c) Employee’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefits.

c.	Notwithstanding anything in this Agreement to the contrary, in the event the stock of the Company (or its successor) is publicly traded on an established securities market or otherwise and the Employee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Code Section 409A) at the time of Employee’s termination of employment, any payments under this Agreement that are deemed to be deferred compensation subject to Code Section 409A and payable in connection with a separation from service shall not be paid or begin payment until the earlier of (a) Employee’s death or (b) the first day following the six (6) month anniversary of the Termination Date. If the payment of any amounts under this Agreement are delayed as a result of the previous sentence, on the first day following the end of the six (6) month period, the Company shall pay Employee a lump sum amount equal to the cumulative amounts that would have otherwise been previously paid to Employee under this Agreement during such six (6) month period, without interest thereon. To the extent permitted under Code Section 409A, any separate payment or benefits under this Agreement or otherwise shall not be “deferred compensation” subject to Code Section 409A and the six-month delay provided in this subsection, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) and any other applicable exception or provision under Code Section 409A.

15.	TAXES. The Parties acknowledge and agree that the Company may withhold from any amounts payable under this Agreement such federal, state, local, and foreign taxes and withholdings as may be required to be withheld pursuant to any applicable law, rule, or regulation.

16.	SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience, and shall not affect, or be used in connection with, the interpretation of this Agreement. Any reference to any gender in this Agreement shall include, where appropriate, any other gender.

17.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:	SILVIA, INC.

/s/ Caroline Hennigar	By:	/s/ Anthony Pompliano
Caroline Hennigar		Anthony Pompliano

Exhibit 99.1

Silvia, Inc. Announces Aggressive Cost-Cutting Initiative Expected to Deliver More Than $10 Million in Savings

NEW YORK, October 20, 2026 — Silvia, Inc. (Nasdaq: SVIA) (“Silvia” or the “Company”), the first publicly traded agentic finance firm, today announced that it has completed an aggressive company-wide cost-cutting exercise expected to generate more than $10 million in annualized cost savings.

The initiative, undertaken as part of the Company’s ongoing focus on operational efficiency and long-term value creation, includes targeted reductions in compensation and operating expenses while preserving the resources necessary to advance Silvia’s AI-powered platform and serve its growing base of independent investors.

The anticipated savings are attributable to a significant reduction in compute and personnel-related expenses, the renegotiation of key vendor contracts, and the addition of highly capable executive team members who deliver strong leadership at a more efficient cost structure.

“We are building Silvia for the long term,” said Anthony Pompliano, Chairman and Chief Executive Officer of Silvia. “This cost discipline strengthens our foundation as a leading AI research lab for personal finance, while improving our path to profitability and ensuring we can continue investing in the product and technology that help independent investors make money.”

The Company expects the identified savings to begin contributing in the current fiscal year, with the full annualized run-rate benefit realized thereafter. Management intends to provide additional details on the impact of these actions in connection with its next regularly scheduled financial update.

About Silvia

Silvia, Inc., formerly ProCap Financial, Inc., is the first publicly traded agentic finance firm. The Company’s mission is to help independent investors make money. Founded in 2025, the Company raised more than $750 million from leading investors and is traded on Nasdaq under the symbol SVIA. Visit the Company’s website for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s website transition and the Company’s strategy. These statements are based on current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially, including those described under “Risk Factors” in the Company’s most recent SEC filings. We caution readers not to place undue reliance on forward-looking statements, which reflect our views only as of the date of this release. We undertake no obligation to update such statements, except as required by law.

MEDIA CONTACT

press@cfosilvia.com

INVESTOR CONTACT

Investors@cfosilvia.com